EXHIBIT 23.1


        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion in this Annual Report on Form 11-K with respect to the ALLTEL
Corporation Thrift Plan (the "Plan") of our report dated
June 29, 1994 with respect to the Plan's financial statements for the year ended December 31, 1993.



November 1, 1994         ARTHUR ANDERSEN LLP